EXHIBIT 16.1

Fahn Kanne & Co. Grant Thornton Israel

Tel Aviv Israel

June 25, 2021

Office of the Chief Accountant

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: Todos Medical Ltd.

File No. 000-56026

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Todos Medical Ltd. dated June 23, 2021, and agree with the statements concerning our Firm contained therein.

Very truly yours,

FAHN KANNE & CO. GRANT THORNTON ISRAEL

Certified Public Accountants (Isr.)

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